UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-33807		26-1232727
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

100 INVERNESS TERRACE E.,	ENGLEWOOD,	COLORADO	80112
(Address of principal executive offices)			(Zip Code)

(303) 706-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	SATS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 20, 2023, Veronika Takacs has been appointed to serve as the Company’s Controller and replaces Jeffrey S. Boggs, Senior Vice President of Global Finance of Hughes Network Systems, LLC (“HNS”), a wholly owned subsidiary of the Company, as principal accounting officer of the Company as of such date. Ms. Takacs, age 40, served as Global Controller and Director – Financial Accounting and Reporting of The Washington Post Company from June 2020 until March 2023. Prior thereto, she served in various accounting positions at comScore, Inc. beginning in July 2017, including serving as Senior Director, Technical Accounting and External Reporting from August 2018 until June 2020. From July 2007 until July 2017, Ms. Takacs served as Senior Manager, Assurance at PricewaterhouseCoopers, LLP.

Ms. Takacs will receive an annual salary of $300,000 and a 2023 target cash bonus opportunity of $75,000 and will be granted options to acquire 5,000 shares of the Company’s Class A common stock at an exercise price to be set on the first trading day of the calendar quarter following her start date. The options will vest in five equal annual installments. Ms. Takacs has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Ms. Takacs and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: March 23, 2023	By:	/s/ Dean A. Manson
Dean A. Manson
Chief Legal Officer and Secretary